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                                                                   EXHIBIT 10.15

                                 58,225 Warrants

                             VOID AFTER June 8, 2004

                        WARRANT CERTIFICATE FOR PURCHASE
                                 OF COMMON STOCK

                       METROPOLITAN HEALTH NETWORKS, INC.

         This certifies that FOR VALUE RECEIVED, in connection with the Company's debt financing, Haskin & Associates, Inc. or registered assigns (the "Registered Holder") is the owner of the number of Warrants ("Warrants") specified above. Each Warrant represented hereby entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate, one fully paid and nonassessable share of Common Stock, par value $.001 per share ("Common Stock"), of METROPOLITAN HEALTH NETWORKS, INC., a Florida corporation (the "Company") at any time commencing June 8, 1999, and expiring on the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with appropriate instructions duly executed, at the corporate office of the Company accompanied by payment of $0.687 per share (subject to adjustment) (the "Purchase Price") in the lawful money of the United States of America in cash or by official bank or certified check made payable to the Company.

         The Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment for any stock splits made after issuance.

         Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate of Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

         The term "Expiration Date" shall mean 5:00 p.m. (Florida time) on June 8, 2004, or such earlier date as the Warrants shall be redeemed. If such date in the State of Florida be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (Florida time) the next following day which in the State of Florida is not a holiday or a day on which banks are authorized to be closed.

         The Company shall not be obligated to deliver any securities pursuant to the exercise of the Warrants represented hereby unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. The Warrants represented hereby shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.


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         This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Company, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment, with any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefore.

         Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

         The Company agrees to include in any subsequent and eligible Registration Statement registration of the underlying shares represented in this warrant certificate, which the Company will file no later than 180 days from the date of this issuance.

         Prior to due presentment for the registration of transfer hereof, the Company may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

                                           METROPOLITAN HEALTH NETWORKS, INC.



         Dated June 8, 1999                By:
                                              ----------------------------------
                                           Name: Noel J. Guillama
                                           Title: Chairman and President


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